UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 23, 2013

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia 31768

(Address of Principal Executive Offices)(Zip Code)

Registrant’s telephone number, including area code: (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

Effective December 23, 2013, Ameris Bancorp (the “Company”) completed its previously announced merger (the “Merger”) with The Prosperity Banking Company (“Prosperity”), pursuant to an Agreement and Plan of Merger dated as of May 1, 2013 (the “Merger Agreement”) between the Company and Prosperity. At closing, Prosperity merged with and into the Company, with the Company as the surviving corporation in the Merger. Pursuant to the Merger Agreement, Prosperity’s shareholders are entitled to receive at their election, for each share of Prosperity common stock they hold, 3.125 shares of Ameris common stock or $41.50 in cash. Each outstanding share of the Company’s common stock remained outstanding and was unaffected by the Merger. Immediately following the Merger, Prosperity Bank, a Florida banking corporation and wholly owned subsidiary of Prosperity, merged with and into Ameris Bank, a Georgia banking corporation and wholly owned subsidiary of the Company, with Ameris Bank surviving the merger.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference as Exhibit 2.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

In connection with the Merger, and in each case pursuant to a supplemental indenture dated December 23, 2013, Ameris assumed all of Prosperity’s obligations with respect to its outstanding trust preferred securities, including the following: (i) $4,500,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2033, with respect to which U.S. Bank National Association serves as Trustee; (ii) 5,000,000 of Floating Rate Junior Subordinated Deferrable Interest Notes Due 2034, with respect to which Deutsche Bank Trust Company Americas serves as Trustee; and (iii) $10,000,000 of Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2036 and $10,000,000 of Fixed/Floating Rate Junior Subordinated Deferrable Interest Debentures Due 2037, with respect to which Wilmington Trust Company serves as Trustee.

In addition, the Company also assumed Prosperity’s obligations with respect to $15,000,000 of subordinated debentures due in 2016, which currently bear interest at an annual rate of 2.023%. The interest rate is determined by adding 1.75% to the LIBOR rate for U.S. dollar deposits with a three-month maturity.

Also in connection with the Merger, Ameris Bank assumed Prosperity Bank’s obligations with respect to $5,000,000 of floating rate junior subordinated debentures due in 2016, which currently bear interest at an annual rate of 1.873%. The interest rate is determined by adding 1.60% to the LIBOR rate for U.S. dollar deposits with a three-month maturity.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(b) Pro Forma Financial Information.

Pro forma financial information required will be filed by amendment within 71 days after the date upon which this Current Report on Form 8-K was required to be filed with the SEC.

(d) Exhibits.

2.1	Agreement and Plan of Merger dated as of May 1, 2013 by and between Ameris Bancorp and The Prosperity Banking Company (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on May 2, 2013).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr. Executive Vice President and Chief Financial Officer (principal accounting and financial officer)

Dated: December 23, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger dated as of May 1, 2013 by and between Ameris Bancorp and The Prosperity Banking Company (incorporated by reference to Exhibit 2.1 to Ameris Bancorp’s Current Report on Form 8-K filed with the SEC on May 2, 2013).